                                                                    Exhibit 99.1
Signatures of Reporting Persons:

This  statement  on Form 4 is filed by Sofinnova  Venture  Partners  VII,  L.P.,
Sofinnova  Management  VII,  L.L.C.,  James I.  Healy and Eric P.  Buatois.  The
principal business address of each of the reporting persons is 140 Geary Street,
10th Floor, San Francisco,  CA 94108. The reporting persons disclaim  beneficial ownership  of the  securities  listed  herein  except  to the  extent  of  their pecuniary interest therein.

Sofinnova Venture Partners VII, L.P.

By:     Sofinnova Management VII, L.L.C
        its General Partner

By: /s/ Nathalie Auber, Attorney-in-Fact
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Sofinnova Management VII, L.L.C.

By: /s/ Nathalie Auber, Attorney-in-Fact
    ------------------------------------

James I.  Healy

By: /s/ Nathalie Auber, Attorney-in-Fact
    ------------------------------------

Eric P. Buatois

By: /s/ Nathalie Auber, Attorney-in-Fact
    ------------------------------------